Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of VivoPower International PLC of our report dated September 7, 2020 relating to the financial statements of VivoPower International PLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP	15 Westferry Circus
PKF Littlejohn LLP October 9, 2020	Canary Wharf London E14 4HD